SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                September 29, 2004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                84-1060803
--------------              ----------          --------------------
   (State of                  Commission           (I.R.S. Employer
Incorporation)                File No.           Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)









ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 29, 2004, the Board of Directors of Delta Petroleum Corporation ("Delta" or the "Company") elected Jordan R. Smith to serve as a Director of Delta to fill a vacancy created by the expansion of the number of directors of the Company. Mr. Smith will begin his service as a Director on October 1, 2004. The election of Mr. Smith was not a result of any arrangement or understanding between Mr. Smith and any other person.

     It is expected that Mr. Smith will be asked to serve on one or more of the committees of the Board of Directors. However, the actual committees on which he will serve has not yet been determined.

     Jordan R. Smith (age 70)is President of Ramshorn Investments, Inc., a wholly owned subsidiary of Nabors Drilling USA LP, where he is responsible for drilling and development projects in a number of producing basins in the United States. He has served in such capacity for more than the past five years. Mr. Smith has served on the Board of the University of Wyoming Foundation and the Board of the Domestic Petroleum Council, and is also Founder and Chairman of the American Junior Golf Association. He currently also serves as a Director of Clayton Williams Energy, Inc., a publicly-held oil and gas exploration company. Mr. Smith received Bachelors and Masters Degrees in geology from the University of Wyoming in 1956 and 1957, respectively.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  October 1, 2004                By: /s/ Roger A. Parker
                                          -----------------------------
                                          Roger A. Parker, President